SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                -----------------


                                   FORM 8-K/A
                                 AMENDMENT NO. 2

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  October 26, 2001


The Amanda Company
- -----------------------------------------------------
(Exact Name of Registrant as Specified in its Charter)

Utah                                1-14072            87-0430260
- ------------------------------------------------------------------------------
(State or Other Jurisdiction      (Commission          (IRS Employer
of Incorporation)                    File Number)     Identification No.)

13765 Alton Parkway, Bldg. F, Irvine CA            92618
- ----------------------------------------------------------------
(Address of Principal Executive Offices)            (Zip Code)

Registrant's telephone number, including area code: (949) 859-6279

Pen Interconnect, Inc.
1601 Alton Parkway, Irvine, CA  92606
--------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business acquired

     The audited financial statements of The Automatic Answer, Inc. for the periods December 31, 1999 and 2000.

     (b) Financial  Statements  for the Nine Month Period  Ending  September 30,
2001

     The unaudited financial statements of The Automatic Answer, Inc. for the nine month period ending September 30, 2001.




                                   Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:   December 18, 2001                              The Amanda Company, Inc.

                                                        By: /s/ Jose Candia
                                                        Jose Candia
                                                        President and CEO





a.   Financial Statements of Business acquired (audited)
--------------------------------------------------------

                           THE AUTOMATIC ANSWER, INC.

                              Financial Statements

                           December 31, 2000 and 1999






Report of Independent Certified Public Accountants                   F1

Balance Sheets                                                  F2 - F3

Statements of Operations                                             F4

Statements of Shareholders' Equity                                   F5

Statements of Cash Flows                                        F6 - F7

Notes to Financial Statements                                  F8 - F25

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Shareholders
The Automatic Answer, Inc.

We have audited the accompanying balance sheets of The Automatic Answer, Inc. as of December 31, 2000, and 1999 and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Automatic Answer, Inc. as of December 31, 2000, and 1999 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has sustained losses from operations and has a net capital deficiency, which raise doubts about its ability to continue as a going concern. Management's plans regarding those matters also are described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Pohl, McNabola, Berg & Company LLP
May 25, 2001

                                     - F1 -

                           THE AUTOMATIC ANSWER, INC.
                                 Balance Sheets
                           December 31, 2000 and 1999




                                                                                     2000              1999
                                                                                ---------------- -----------------

                                     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                                    $         29,278 $          41,771
   Accounts receivable, net                                                               96,252           241,523
   Inventory                                                                             133,364           338,118
   Employee advances                                                                           -            10,647
   Prepaid and other current assets                                                            -            24,000
                                                                                ---------------- -----------------

      Total current assets                                                               258,894           656,059

PROPERTY AND EQUIPMENT, net                                                              107,087           195,055

OTHER ASSETS                                                                              35,478            35,478
                                                                                ---------------- -----------------

         TOTAL ASSETS                                                           $        401,459 $         886,592
                                                                                ================ =================

                                   (continued)


The accompanying notes are an integral part of these financial statements.

                                     - F2 -

                           THE AUTOMATIC ANSWER, INC.
                           Balance Sheets (continued)
                           December 31, 2000 and 1999




                                                                                     2000              1999
                                                                                --------------   ----------------

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                                             $      601,330   $        776,018
   Accrued expenses                                                                    327,707            214,834
   Deferred revenue                                                                     94,611             64,790
   Notes payable - related party                                                       523,000            545,383
   Lease financing payable                                                              22,750                  -
   Note payable                                                                         50,000             50,000
                                                                                --------------   ----------------

      Total current liabilities                                                      1,619,398          1,651,025

LONG-TERM LIABILITIES
   Note payable                                                                              -             50,000
   Lease financing payable                                                              74,841                  -
                                                                                --------------   ----------------

      Total long-term liabilities                                                       74,841             50,000

SHAREHOLDERS' EQUITY
   Preferred stock, $.001 par value; 2,000,000 shares authorized; 200,000
       Series A; 153,920 shares of Series A issued and outstanding                         154                154

   Common stock, $.001 par value; 8,000,000 shares authorized; 4,425,235 and
       2,070,581 shares issued and outstanding                                           4,426              2,071


   Additional paid-in capital                                                        1,115,954          1,094,762
   Retained earnings                                                                (2,413,314)        (1,911,420)
                                                                                --------------   ----------------

      Total shareholders' equity                                                    (1,292,780)          (814,433)

          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $      401,459   $        886,592
                                                                                ==============   ================


The accompanying notes are an integral part of these financial statements.

                                     - F3 -

                           THE AUTOMATIC ANSWER, INC.
                            Statements of Operations
                           December 31, 2000 and 1999


                                                                2000                1999
                                                            ----------------- ------------------

      NET SALES                                              $  5,150,379      $     6,392,937

      COST OF SALES                                             3,220,140            3,685,583
                                                            ----------------- ------------------

      GROSS PROFIT                                              1,930,239            2,707,353

      SELLING, GENERAL AND ADMINISTRATIVE
      EXPENSES                                                  2,367,317            2,357,340

      RESEARCH AND DEVELOPMENT EXPENSES                                 -                    -
                                                            ----------------- ------------------

      OPERATING INCOME (LOSS)                                    (437,077)             350,013

      INTEREST EXPENSE                                            117,849               73,779

      OTHER (INCOME) EXPENSE                                      (53,834)             (36,591)
                                                            ----------------- ------------------

      INCOME (LOSS) BEFORE PROVISION FOR INCOME TAX              (501,093)             312,826

      INCOME TAX (BENEFIT) PROVISION                                  800                1,600
                                                            ----------------- ------------------

      NET INCOME (LOSS)                                      $   (501,893)     $       311,226
                                                            ================= ==================


The accompanying notes are an integral part of these financial statements.

                                     - F4 -

                           THE AUTOMATIC ANSWER, INC.
                       Statements of Shareholders' Equity
                           December 31, 2000 and 1999





                                                                       Additional       Retained
                               Preferred stock       Common stock       Paid in         earnings         Total
                              Shares      Amount   Shares     Amount    Capital         (deficit)        Equity
                            ---------  ---------  --------- --------  -----------  ---------------  ------------
Balance, December 31, 1998    153,920  $     154  2,055,627 $  2,056  $ 1,079,823  $   (2,222,646)  $ (1,140,613)


Shares issued for
compensation                                         14,854       15       14,839                         14,854

Stock option exercised                                  100     -             100                            100

Net income                                                                                311,226        311,226
                            ---------  ---------  --------- --------  -----------  ---------------  ------------

Balance, December 31, 1999    153,920        154  2,070,581    2,071    1,094,762      (1,911,420)      (814,433)


Shares issued for
compensation                                      1,457,825    1,458       13,121                         14,579

Shares issued for interest
on loans                                            896,829      897        8,071                          8,968

Net loss                                                                                 (501,893)      (501,893)
                            ---------  ---------  --------- --------  -----------  ---------------  ------------

Balance, December 31, 2000    153,920  $     154  4,425,235 $  4,426  $ 1,115,954  $   (2,413,313)  $ (1,292,780)
                            =========  =========  ========= ========  ===========  ===============  ============


The accompanying notes are an integral part of these financial statements.

                                     - F5 -

                           THE AUTOMATIC ANSWER, INC.
                            Statements of Cash Flows
                           December 31, 2000 and 1999


                                                                         2000           1999
                                                                     -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                    $ (501,893)    $   311,226
Adjustments to reconcile net cash provided (used) in
operating activities:
Depreciation and amortization                                           107,497         148,130
Loss (gain) on disposal of equipment                                          -               -
Common Stock issued for compensation and interest                        23,546          14,954

Effect on cash of changes in operating assets and liabilities:
Decrease (increase) in accounts receivable, net                         145,271         (23,945)
Decrease (increase) in inventory                                        204,754         107,585
Decrease (increase) in prepaid assets                                    24,000          (7,937)
Decrease (increase) in employee advances                                 10,647         (10,647)
Decrease in income tax receivable                                             -               -
Decrease in security deposits                                                 -           4,800
Increase (decrease) in accounts payable                                (174,688)       (264,594)
Increase (decrease) in deferred revenue                                  29,821          36,268
Increase in accrued expenses                                            112,873          33,914
Increase (decrease) in license fee payable                                    -         (84,000)
                                                                    ------------    -----------

   Net cash provided (used) in operating activities                     (18,172)        265,754
                                                                    ------------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                                      (10,595)              -
                                                                    ------------    -----------

   Net cash used in investing activities                                (10,595)              -
                                                                    ------------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock                                                   -               -
Payments of notes payable                                               (72,383)        (50,000)
Proceeds from equipment refinancing                                      88,657               -
Borrowings under notes payable                                                -          85,070
Borrowing under line of credit                                                -               -
Payments under line of credit                                                 -        (263,588)
                                                                    ------------    -----------

   Net cash provided (used) by financing activities                      16,274        (228,518)
                                                                    ------------    -----------

Net increase (decrease) in cash and cash equivalents                    (12,493)         37,236

Cash and cash equivalents, beginning of year                             41,771           4,535
                                                                    ------------    -----------

Cash and cash equivalents, end of year                               $   29,278     $    41,771
                                                                    ============    ===========

                                   (continued)


The accompanying notes are an integral part of these financial statements.

                                     - F6 -

                           THE AUTOMATIC ANSWER, INC.
                      Statements of Cash Flows (continued)
                           December 31, 2000 and 1999



                                                                        2000            1999
                                                                     ----------     -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION -
Cash paid during the year for:
   Interest                                                          $   42,578     $    52,506
   Income tax                                                        $        -     $     1,600
                                                                     ==========     ===========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
AND FINANCING TRANSACTIONS:
   Computer equipment refinanced under a lease transaction:
        Cash received                                                $   88,657
        Retired computer equipment                                      (15,828)
        Refurbished computer equipment                                   24,762
                                                                     ----------
        Lease financing payable                                      $   97,591
                                                                     ==========

The accompanying notes are an integral part of these financial statements.

                                     - F7 -

                           THE AUTOMATIC ANSWER, INC.
                          Notes to Financial Statements
                           December 31, 2000 and 1999



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Organization and line of business

          The Automatic Answer, Inc. (the Company) makes PC-enabled telephone answering software. Sales are made primarily to resellers and dealers.

          Use of estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates include reserve for bad debts, reserve for obsolete inventory, and depreciation. Actual results could differ from those estimates.

          Cash and cash equivalents

          For purpose of the statements of cash flows, cash equivalents include amounts invested in a money market account with a financial institution. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market.

          Concentration of cash

          The Company at times maintains cash balances in excess of the federally insured limit of $100,000 per institution. Uninsured balances as of December 31, 2000 and 1999 were $92,279 and $0 respectively.

          Revenue recognition

          The Company recognizes revenue when merchandise is shipped to a customer or at the time services are rendered. The Company estimates the reserve for returns based on the historical amount of returns.


                                     - F8 -

                           THE AUTOMATIC ANSWER, INC.
                          Notes to Financial Statements
                           December 31, 2000 and 1999




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          Accounts receivable

          The Company's accounts receivable consists of balances due from dealers in the telecommunications industry. The terms are normally net 10 days.

          The Company recorded an allowance for bad debts of $71,828 and $25,000 at December 31, 2000 and 1999, respectively.


         Inventory

         Inventory consists principally of network telephone PC hardware and is stated at the lower of cost (first-in, first-out method) or market.


         Property and equipment

         Property and equipment are recorded at cost less accumulated depreciation and amortization. Maintenance and minor replacements are charged to expense as incurred. Gains and losses on disposals are included in the results of operations.

         Depreciation and amortization are provided using the straight-line method over estimated useful lives of the respective assets as follows:

          Office furniture and fixtures                        7 years
          Computer and office equipment                        5 years
          Computer software                                    3 years

                                     - F9 -

                           THE AUTOMATIC ANSWER, INC.
                          Notes to Financial Statements
                           December 31, 2000 and 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          Property and equipment (continued)

          Amortization   of  leasehold   improvements   is  computed  using  the
          straight-line method over the lesser of the asset life or the life of the respective lease.


          Advertising cost

          The Company expenses advertising costs as incurred. Total advertising expense was $11,402 and $32,677 for the years ended December 31, 2000 and 1999, respectively.

          Income taxes

          The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

          Fair value of financial instruments

          The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents and accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

                                    - F10 -

                           THE AUTOMATIC ANSWER, INC.
                          Notes to Financial Statements
                           December 31, 2000 and 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          Stock options

          SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation.

          The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation.

          Comprehensive income (loss):

          In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), which is effective for financial statements for periods beginning after December 15, 1997. This pronouncement establishes standards for reporting and display of comprehensive income (loss) and its components in a full set of general-purpose financial statements. The Company, however, does not have any components of comprehensive income (loss) as defined by SFAS 130 and therefore, for the years ended December 31, 2000 and 1999, comprehensive income (loss) is equivalent to the Company's net income
          (loss).

          Long-Lived assets

          The Company accounts for the impairment and disposition of long-lived assets in accordance with SFAS No. 121, "Accounting for the impairment of long-lived Assets and Long-Lived Assets to Be Disposed Of". In accordance with SFAS No. 121, long-lived assets to be held are reviewed for events or changes in circumstances, which indicate that their carrying value may not be recoverable. As of December 31, 2000 and 1999, no impairment has been recorded.

                                    - F11 -

                           THE AUTOMATIC ANSWER, INC.
                          Notes to Financial Statements
                           December 31, 2000 and 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          Other accounting pronouncements

          In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires that an enterprise recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company does not believe that the adoption of the provisions of SFAS No. 133 will have a material impact on its financial position or results of operations.

          The FASB issued SFAS No. 131 on "Disclosures about Segments of an Enterprise and Related Information" effective in 1998. The Company evaluated SFAS No. 131 and determined that the Company operates in only one segment.


NOTE 2 - GOING CONCERN

          The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company earned approximately $311,000 in 1999 and sustained net losses of $ 501,893 and $ 1,520,478 in 2000 and 1998, respectively. The Company has an accumulated deficit of approximately $1,293,000 and $814,000 at December 31, 2000 and 1999, respectively. In addition, the Company had a working deficit of approximately $1,360,500 and 994,900 at December 31, 2000 and 1999. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. The Company's continuation as a going concern is dependent upon its ability to obtain the additional financing necessary to complete development of new products and achieve the level of sales that will enable it to sustain its operations.

          The Company is seeking to enter into a strategic acquisition with a publicly held company and anticipates more financing from equity sources to fund its operations. No assurance can be given that the Company will be successful in these efforts.


                                    - F12 -

                           THE AUTOMATIC ANSWER, INC.
                          Notes to Financial Statements
                           December 31, 2000 and 1999


NOTE 3 - INVENTORY

          Inventory, which principally consists of computer hardware, amounted to $133,364 and $338,118 at December 31, 2000 and 1999, respectively. The Company's reserve for obsolete inventory amounted to $50,000 at December 31, 2000 and 1999.


NOTE 4 - PROPERTY AND EQUIPMENT

          Property and equipment at December 31, 2000 and 1999 consisted of the following:

                                                                           2000                   1999
                                                                     ------------------     ------------------
       Office furniture and fixtures                                 $         274,167      $         274,166
       Computer and office equipment                                           225,488                273,509
       Computer software                                                        40,036                 40,036
       Leasehold improvements                                                   90,574                 90,574
                                                                     ------------------     ------------------

       Total property and equipment                                            630,265                678,285
       Less accumulated depreciation and amortization                         (523,178)              (483,230)
                                                                     ------------------     ------------------

                  Total                                              $         107,087      $         195,055
                                                                     ==================     ==================

          Depreciation expense for the years ended December 31, 2000 and 1999 was $107,497 and $148,130, respectively. Computer and office equipment includes $24,762 of leased computer equipment under a lease financing arrangement at December 31, 2000.


NOTE 5 - ACCRUED EXPENSES

          Accrued expenses at December 31, 2000 and 1999 consisted of the following:

                                                                              2000              1999
                                                                        ---------------   ------------------
          Accrued payroll and payroll taxes                             $       104,576    $        125,879
          Accrued consulting fees                                                96,000                   -
          Accrued benefits                                                       66,876              74,165
          Accrued accounting fees                                                30,000              12,000
          Income taxes                                                              800                   -
          Accrued interest                                                       20,803                   -
          Other accrued expenses                                                  8,652               2,790
                                                                        ---------------   ------------------

                     Total                                              $       327,707   $         214,834
                                                                        ===============   ==================


                                    - F13 -

                           THE AUTOMATIC ANSWER, INC.
                          Notes to Financial Statements
                           December 31, 2000 and 1999


NOTE 6 - NOTES PAYABLE - SHAREHOLDERS

          The company has entered into multiple loan agreements with its shareholders and other related parties. Notes payable to shareholders and related parties at December 31, 2000 consist of the following:


         Note payable to a shareholder. Interest is 12% per annum, payable monthly.       $   300,000
         Principal payment is due at maturity.

         Note payable to a Trust. Interest is 12% per annum. Interest and principal payments are due at maturity, February 10, 2001. The note is secured by the
         assets of the company.                                                                50,000

         Note payable to a shareholder. Interest is 12%. Interest is payable monthly.
         This is a short-term note with no fixed maturity date.                                75,000

         Note payable to a shareholder. Interest is 10% per annum. Interest is payable monthly. Principal payment is due at maturity, April 25, 2000. The note is
         outstanding at December 31, 2000.                                                     25,000

         Note payable to a shareholder. Interest is 10% per annum. Interest is payable monthly. Principal payment is due at maturity, December 31, 1999. The note is
         outstanding at December 31, 2000.                                                      4,500

         Note payable to a shareholder. Interest is 12% per annum. Interest is payable monthly. Principal payment is due at maturity, March 01, 1999. The note is
         outstanding at December 31, 2000.                                                     35,000

         Note payable to a Corporation. Interest is 7% per annum. Principal and interest are due at maturity, August 11, 2000. The note is secured by the assets of the company. On May 16, 2001 the Corporation filed a lawsuit against
         the company for repayment.                                                            33,500
                                                                                          -----------
         Total notes payable at December 31, 2000                                         $   523,000
                                                                                          ===========



                                    - F14 -

                           THE AUTOMATIC ANSWER, INC.
                          Notes to Financial Statements
                           December 31, 2000 and 1999


NOTE 6 - NOTES PAYABLE - SHAREHOLDERS (continued)

          Notes payable to shareholders and related parties at December 1999 consist of the following:


         Note payable to an organization. Interest is 10% per annum, payable monthly.           $        75,000
         Principal payment is due by November 30, 1999. The note is renewable every quarter for additional interest. The note is secured by the assets of the company. The note is outstanding at December 31, 1999.

         Note payable to a shareholder. Interest is 10% per annum, payable monthly. Principal payment is due at maturity, May 02, 1998. The note is renewable every quarter for additional interest. The note is secured by the company's assets. The note is
         outstanding at December 31, 1999.                                                              100,000

         Note payable to a shareholder. Interest is 12% per annum. Interest is due monthly
         and principal payment is due at maturity.                                                      125,000

         Note payable to a Trust. Interest is 10% per annum. Interest and principal payments
         are due at maturity, May 03, 1999. The note is outstanding at December 31, 1999.                50,000

         Note payable to a shareholder. Interest is 10%. Interest is payable quarterly.
         Principal payment is due at maturity, March 08, 2000.                                           25,000

         Note payable to a shareholder. Interest is 10% per annum. Interest is payable
         monthly. Principal payments are maturity, April 25, 2000.                                       25,000

         Note payable to a shareholder. Interest is 10% per annum. Interest is payable monthly. Principal payment is due at maturity, December 31, 1999.
         The note is outstanding at December 31, 1999.                                                    4,500

         Note payable to a shareholder. Interest is 12% per annum. Interest is payable monthly. Principal payment is due at maturity, March 01, 1999.
         The note is outstanding at December 31, 1999.                                                   35,000

         Note payable to a shareholder. Interest is 10% per annum. Principal and interest
         payments are due and payable.                                                                   56,433

         Note payable to a Corporation. Interest is 7% per annum. Principal and accrued interest are payable at maturity, August 11, 2000.  The note is secured by the
         assets of the company.                                                                          49,450
                                                                                                ---------------
         Total notes payable at December 31, 1999                                               $       545,383
                                                                                                ===============


                                    - F15 -

                           THE AUTOMATIC ANSWER, INC.
                          Notes to Financial Statements
                           December 31, 2000 and 1999


NOTE 6 - NOTES PAYABLE - SHAREHOLDERS (continued)

          In conjunction with the notes, the Company issued warrants to the note holders to purchase shares of the Company's common stock at exercise prices that range from $0.01 to $3.00.

          Interest expense on these notes amounted to $117,849 and $73,779 for the years ended December 31, 2000 and 1999, respectively.

          At December 31, 2000, several of these notes were in default. The company is planning to convert the outstanding notes to a new class of preferred stock within 120 days after the close of the proposed merger agreement with Pen InterConnect, Inc. during the year 2001.


NOTE 7 - LEASE COMMITMENTS

          The company entered into a financing arrangement with a financing company at December 31, 2000. The company surrendered old equipment and received new equipment as part of the transaction. The company recorded lease financing payable in the amount of $97,591 at December 31, 2000 as a result of the financing arrangement.

          Minimum annual rental payments subsequent to December 31, 2000 are:

           2001                                            $           33,474
           2002                                                        33,474
           2003                                                        31,837
           2004                                                        13,624
           2005                                                        12,489
                                                           ------------------

           Total minimum lease payments                    $          124,898

           Less amount representing interest                           27,307
                                                           ------------------

           Total lease financing payable                               97,591

           Less current portion                                       (22,750)
                                                           ------------------

           Lease financing payable - long term             $           74,841
                                                           ==================


                                    - F16 -

                           THE AUTOMATIC ANSWER, INC.
                          Notes to Financial Statements
                           December 31, 2000 and 1999


NOTE 8 - NOTE PAYABLE

          On October 10, 1998 the Company entered into a volume purchase agreement with Lucent Computer Telephony Products (CTP). CTP agreed to loan the company $150,000 bearing interest at a rate of 10% per annum. One third of the debt plus any accrued interest will be forgiven by CTP on October 1, 1999, November 1, 2000 and December 1, 2001, provided that CTP is the "primary supplier" of computer telephony products to the Company for the three years following the date of the agreement.

          The outstanding balance on this loan amounted to $50,000 and $100,000 at December 31, 2000 and 1999, respectively. Accrued interest in relation to that note amounted to $5,000 at December 31, 2000. The classification of the note on the balance sheet is presented below:

                                            2000                 1999
                                      ----------------     -----------------

             Long term                $              -     $          50,000
             Current                            50,000                50,000
                                      ----------------     -----------------

             Total                    $         50,000     $         100,000
                                      ================     =================



NOTE 9 - LICENSE FEE PAYABLE

          During 1998 the Company received $105,000 from a South African Company for software license fees for a period of five years. During 1999, the South African company discontinued operations and management decided to write off the remaining balance in 1999. License fee expense at December 31, 2000 and 1999 amounted to $0 and $84,000, respectively.


                                    - F17 -

                           THE AUTOMATIC ANSWER, INC.
                          Notes to Financial Statements
                           December 31, 2000 and 1999


NOTE 10 - INCOME TAXES

          Significant components of the provision for taxes based on income for the years ended December 31 are as follows:

                                             2000                1999
                                        ----------------    ---------------

           Current
                Federal                 $             -     $            -
                State                               800                800
                                        ---------------     --------------

                                        $           800     $          800
                                        ---------------     --------------

           Deferred
                Federal                               -                  -
                State                                 -                  -
                                        ---------------     --------------
                      Total             $           800     $          800
                                        ===============     ==============


          Significant components of the Company's deferred tax assets and liabilities for income taxes consist of the following:

                                                                    2000               1999
                                                             ----------------   ------------------
          Deferred tax asset
                  Net operating loss carryforwards           $        630,844    $       440,093
                  Depreciation                                         39,418             31,705
                  Bad debts                                            30,771             10,710
                  Benefits and accruals                                67,538             59,556
                                                             ----------------    ---------------

          Total deferred tax asset                                    768,571            542,064
                                                             ----------------    ---------------

          Deferred tax liability
                  State income taxes benefit                          (53,922)           (38,031)
                                                             ----------------    ---------------

                  Less valuation allowance                           (714,649)          (504,033)
                                                             ----------------    ---------------

                  Net deferred tax asset                     $              -    $             -
                                                             ================    ===============

          At December 31, 2000 and 1999, the Company has available approximately $1,472,557 and $1,027,295, respectively, in net operating loss carryforwards available to offset future federal and state income taxes, which expire through 2020.


                                    - F18 -

                           THE AUTOMATIC ANSWER, INC.
                          Notes to Financial Statements
                           December 31, 2000 and 1999


NOTE 11 - COMMITMENTS AND CONTINGENCIES

          Office Lease

          The Company is committed under operating lease agreements for its office facilities in Connecticut and California that expire in November and July 2001 respectively. Certain leases contain renewal options. Future minimum lease payments required under these non-cancelable operating leases as of December 31, 2000 amount to $140,097.

          Rent expense for the years ended December 31, 2000 and 1999 was $182,096 and $212,459, respectively.


          Litigation

          On May 16, 2001, a lawsuit was filed, one of the Company's note holders, for breach of contract. The plaintiff argues that the Automatic Answer, Inc. has failed and refused to make the required loan payments according to the terms of the written agreements between both parties. The balance due to the plaintiff amounts to $33,500 plus accrued interest at December 31, 2000.



                                    - F19 -

                           THE AUTOMATIC ANSWER, INC.
                          Notes to Financial Statements
                           December 31, 2000 and 1999


NOTE 12 - STOCK OPTIONS AND WARRANTS


          The Company adopted the 1996 Stock Option Plan ("the Plan") in July 1996. The Plan provides for the granting of incentive stock options and non-qualified options to purchase shares of the Company's common stock covering an aggregate of 600,000 shares of the Company's common stock.

          The exercise price of incentive stock options under the Plan must at least be equal to the fair market value of a share of common stock on the date the option is granted. Non-qualified options shall have an exercise price of not less than 85% of fair market value of a share of common stock on the date such option is granted. The options must expire no later than ten years from the date of grant. Vesting on options granted in the future will be at a rate of no less than 20% per year over a period of no more than five years following the date of grant.

          The Company has adopted  only the  disclosure  provisions  of SFAS No.
          123. It applies APB Opinion No. 25 and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for restricted stock and options issued to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31:

                                                2000                   1999
                                          ----------------      ----------------
             Net income (loss)
                         As reported      $       (501,893)     $        311,226
                         Pro forma        $       (542,593)     $        237,803


          The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended December 31, 2000: dividend yield of 0%; no expected volatility; risk-free interest rate of 5.6%; and expected life of 4 years.

                                    - F20 -

                           THE AUTOMATIC ANSWER, INC.
                          Notes to Financial Statements
                           December 31, 2000 and 1999


NOTE 12 - STOCK OPTIONS AND WARRANTS (continued)

          The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.

          The following table summarizes information with respect to options outstanding and exercisable at December 31, 2000:


                                         Options Outstanding                       Options Exercisable
                           ------------------------------------------------- ---------------------------------
                                  Number           Average       Weighted           Number         Weighted
                               Outstanding        Remaining      Average         Exercisable        Average
                                  as of          Contractual     Exercise           as of          Exercise
         Exercise Prices    December 31, 2000        Life         Price       December 31, 2000      Price
         ----------------  --------------------  -------------  ----------    ------------------   ---------
         $           0.10                 2,500           4.99  $     0.10                 2,500   $    0.10

         $           1.00                83,803           5.97  $     1.00                83,803   $    1.00

         $           2.50               151,000           8.58  $     2.50                70,640   $    2.50
                           --------------------                               ------------------

                                        237,303                                          156,943
                           ====================                               ==================


                                    - F21 -

                           THE AUTOMATIC ANSWER, INC.
                          Notes to Financial Statements
                           December 31, 2000 and 1999


NOTE 12 - STOCK OPTIONS AND WARRANTS (continued)

          The following summarizes the Company's Stock Options activity:

                                                             2000                            1999
                                                  ----------------------------    ----------------------------
                                                    Number         Weighted        Number of       Weighted
                                                                    average                         average
                                                      of           exercise                        exercise
                                                    options          price          options          price
                                                  -----------     -----------    ------------     -----------
        Outstanding at beginning of year              515,120     $      0.83         515,120     $      0.83
        Granted                                       153,000            2.50               -               -
        Exercised                                        (100)           1.00               -               -
        Forfeited/Cancelled                          (430,717)           1.09               -               -
                                                  -----------     -----------    ------------     -----------

        Outstanding at end of year                    237,303     $      1.94         515,120     $      0.83
                                                  ===========     ===========    ============     ===========

        Options exercisable at year end               156,943                         507,120
                                                  ===========                    ============

        Weighted average fair value of
        options granted during the year           $      0.50                     $          -
                                                  ============                    ============

          The following table summarizes information with respect to warrants outstanding and exercisable at December 31, 2000:

                                        Warrants Outstanding                       Warrants Exercisable
                          -------------------------------------------------- ---------------------------------
                                                  Weighted
                                 Number            Average       Weighted          Number          Weighted
                              Outstanding         Remaining      Average         Exercisable       Average
                                 as of           Contractual     Exercise           as of          Exercise
         Exercise Prices   December 31, 2000        Life          Price       December 31, 2000     Price
         ----------------  -----------------     ----------   -----------     ----------------   ----------
          $         0.01             775,131           9.63   $      0.01              775,131   $     0.01

          $         1.00              10,000           0.63   $      1.00               10,000   $     1.00

          $         2.00           1,131,000           3.91   $      2.00            1,131,000   $     2.00

          $         2.50              30,000           4.88   $      2.50               30,000   $     2.50
                          ------------------                                  ----------------

                                   1,946,131                                         1,946,131
                          ==================                                  ================


                                    - F22 -

                           THE AUTOMATIC ANSWER, INC.
                          Notes to Financial Statements
                           December 31, 2000 and 1999


NOTE 12 - STOCK OPTIONS AND WARRANTS (continued)

          The following summarizes the Company's warrants activity:

                                             Warrants            Weighted
                                                                 Average
                                            Outstanding       Exercise Price
                                            -------------     --------------

          Outstanding, December 31, 1998          201,500     $         2.19
                   Granted                      1,428,500     $         2.07
                   Exercised                            -     $            -
                   Expired/Cancelled                    -     $            -
                                            -------------     --------------

          Outstanding, December 31, 1999        1,630,000     $         2.03
                   Granted                      2,637,631     $        0.862
                   Exercised                            -     $            -
                   Expired/Cancelled          (2,321,500)     $         1.39
                                            -------------     --------------

          Outstanding, December 31, 2000        1,946,131     $         1.21
                                            =============     ==============

          During the years ended December 31, 2000, and December 31, 1999, the board of directors approved the issuance of warrants to purchase an aggregate of 2,637,631 and 1,428,500 shares of the Company's common stock. Such warrants are exercisable at prices ranging from $0.01 to $2.50 per share, and these warrant vest immediately, and expire at various times through August 2010.

          During the year ended December 31, 2000, certain warrant holders relinquished warrants to purchase 2,321,500 shares, in order to assist the Company in its efforts to restructure operations.

          Included in the issuance of warrants to purchase 2,637,631 aggregate shares of the Company's common stock is a warrant to purchase 333,920 shares that was issued to the Chief Executive Officer and the Chairman of Board as a bonus. The exercise price of the warrants is equal to the fair value of the common shares. This issuance was accounted for under APB Opinion No. 25, and accordingly, no compensation expense was recorded. If this issuance was accounted for under Financial Accounting Standards Board Statement No. 123 using the Black-Scholes option pricing model, which would have resulted in the recording of $1,335 in compensation cost during the year ended December 31, 2000

                                    - F23 -

                           THE AUTOMATIC ANSWER, INC.
                          Notes to Financial Statements
                           December 31, 2000 and 1999


NOTE 12 - STOCK OPTIONS AND WARRANTS (continued)

          During 2000, included in the issuance of warrants to purchase shares of the Company's common stock are warrants to purchase 30,000 shares that was issued to an employee as a bonus. The exercise price of the warrants is in excess of the fair value of the common shares. This issuance was accounted for under APB Opinion No. 25, and accordingly, no compensation expense was recorded. If this issuance was accounted for under Financial Accounting Standards Board Statement No. 123 using the Black-Scholes option pricing model, which would have resulted in the recording of no additional compensation cost during the year ended December 31, 2000

          During 1999, included in the issuance of warrants to purchase shares of the Company's common stock are warrants to purchase 100,000 shares that was issued to an employee as a bonus. The exercise price of the warrants is equal of the fair value of the common shares. This issuance was accounted for under APB Opinion No. 25, and accordingly, no compensation expense was recorded. If this issuance was accounted for under Financial Accounting Standards Board Statement No. 123 using the Black-Scholes option pricing model, which would have resulted in the recording of $47,500 in compensation cost during the year ended December 31, 1999


NOTE 13 - EMPLOYEE BENEFIT PLAN

          Effective January 1, 1996, the Company adopted a defined contribution plan (the Plan) that meets the requirements of Section 401(k) of the Internal Revenue Code. To become eligible to join the plan, employees must have attained the age of 21 and completed 90 days of service with the Company. Participants may contribute up to 15% of their compensation, not to exceed $10,500. Plan expense was $8,799 and $11,226 for the years ended December 31, 2000 and 1999, respectively. The employer matching percentage varies from 11% to 25% of the amount contributed by the employee during a calendar year. The company terminated employer-matching contribution in April 30, 2001.

                                    - F24 -

                           THE AUTOMATIC ANSWER, INC.
                          Notes to Financial Statements
                           December 31, 2000 and 1999


NOTE 14 - RELATED PARTY TRANSACTIONS

          During the year 2000, the Company issued 427,464 shares of common stock with a value of $4,274 to two members of its board of directors in lieu of cash payments for consulting services provided to the company.

          The Company issued 475,172 shares of common stock with a value of $4,752 to various shareholders as payment for consulting services rendered to the company or for settlement of amounts due them.

          The Company issued 398,035 shares of common stock with a value of $3,980 to an officer of the company as payment for services rendered to the company.

          The Company issued 525,378 shares of its common stock with a value of $5,254 to the president of the company in lieu of cash compensation.

          The Company issued 192,248 shares of its common stock with a value of $1,922 to a family member of the President of the Company as settlement of amounts due them.


NOTE 15 - SUBSEQUENT EVENTS

          The Company reached an agreement with Pen InterConnect, Inc. (trading symbol, PENC), a publicly traded corporation on the NASDAQ Over the Counter Bulletin Board ("OTCBB"). Under the agreement, the Company will exchange all of its shares, including the exercise of all stock and options, for sixty-seven (67%) of PENC's outstanding common shares.

          The number of shares the Company receives will be adjusted if the average closing price of the PENC common stock, in the aggregate, for the 60 days after the close of the transaction, falls below $10,000,000. The agreement calls for certain of the Company's debt holders to convert their outstanding notes to a new class of preferred stock within 120 days after the close of the transaction.

          As part of the transaction, The Automatic Answer, Inc. borrowed $500,000 from Pen Interconnect, Inc in two installments, $250,000 on February 1, 2001 and $250,000 on April 26, 2001. These notes are due on September 1, 2001 and bear interest at 9% per annum.



                                    - F25 -

(b)  Financial Statements for the Nine Month Period Ending September 30, 2001



                                     - F26 -

                           THE AUTOMATIC ANSWER, INC.
                                  BALANCE SHEET
                               SEPTEMBER 30, 2001
                                   (unaudited)

                                     ASSETS

      CURRENT ASSETS:
             Cash and cash equivalents                          $        29,555
             Accounts receivable, net                                    84,069
             Inventory                                                  172,617
             Prepaid and other current assets                            51,880
                                                                ---------------

                               Total current assets                     338,121

      PROPERTY AND EQUIPMENT, net                                        33,020

      OTHER ASSETS                                                       29,436
                                                                ---------------

                               TOTAL ASSETS                     $       400,577
                                                                ===============

The accompanying notes are an integral part of these statements.

                                     - F27 -

                           THE AUTOMATIC ANSWER, INC.
                                  BALANCE SHEET
                               SEPTEMBER 30, 2001
                                   (unaudited)

                      LIABILITIES AND STOCKHOLDERS DEFICIT


      CURRENT LIABILITIES
             Accounts payable                                   $       562,969
             Accrued expenses                                           374,888
             Deferred revenue                                            15,449
             Notes payable - related party                              523,000
             Lease financing payable                                     22,750
             Notes payable                                              511,200
                                                                ---------------

                                Total current liabilities             2,010,256
                                                                ---------------

      LONG TERM LIABILITIES

             Lease financing payable                                     72,320
                                                                ---------------

                                   TOTAL LIABILITIES                  2,082,576
                                                                ---------------

      SHAREHOLDERS' DEFICIT
            Preferred stock, $.001 par value;
             2,000,000 shares authorized;
             200,000 Series A; 153,920 shares
             of Series A issued and outstanding                            154

            Common stock, $.001 par value; 8,000,000
             shares authorized; 4,425,235 shares issued
             and outstanding                                             4,426

            Additional paid-in capital                               1,115,954
            Retained deficit                                        (2,802,533)
                                                                ---------------

                              Total shareholders' deficit           (1,681,999)
                                                                ---------------

                              TOTAL LIABILITIES AND
                               SHAREHOLDERS' DEFICIT            $      400,577
                                                                ==============


The accompanying notes are an integral part of these statements.

                                     - F28 -

                           THE AUTOMATIC ANSWER, INC.
                             STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                                   (unaudited)

      NET SALES                                              $        2,904,452

      COST OF SALES                                                   1,685,252
                                                             ------------------

      GROSS PROFIT                                                    1,219,200

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                    1,579,035
                                                             ------------------

      OPERATING LOSS                                                   (359,835)

      INTERST EXPENSE                                                   (58,562)

      OTHER INCOME                                                       28,128
                                                             ------------------

      LOSS BEFORE PROVISION FOR INCOME TAX                             (390,269)

      INCOME TAX PROVISION                                                  800
                                                             ------------------

      NET LOSS                                               $         (391,069)
                                                             ==================


The accompanying notes are an integral part of these statements.

                                     - F29 -

                           THE AUTOMATIC ANSWER, INC.
                             STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                                   (unaudited)


Increase (decrease in cash and cash equivalents
  Cash flows from operating activities
     Net loss                                          $         (391,068)
     Adjustments to reconcile net cash provided
       (used) in operating activities
         Depreciation and amortization                             75,176
         Loss on disposal of equipment                              4,211

     Effect on cash of changes in operating assets
      and liabilities:
         Accounts receivable                                       12,183
         Inventory                                                (39,253)
         Prepaid expenses and other assets                        (51,880)
         Accounts payable                                         (38,361)
         Accrued liabilities                                       47,181
         Deferred revenue                                         (79,112)
                                                       ------------------

            Net cash generated (used) in operating
             activities                                          (149,242)

  Cash flows from financing activities:
     Borrowings under notes payable                               461,200
                                                       ------------------

Net increase in cash and cash equivalents                             277

Cash and cash equivalents at beginning of period                   29,278
                                                       ------------------

Cash and cash equivalents at end of period             $           29,555
                                                       ==================


The accompanying notes are an integral part of these statements.

                                     - F30 -

                        Notes to the Financial Statements

(1)  Basis of Presentation

In the opinion of the management, the accompanying financial statements contain all adjustments necessary (consisting of only normal recurring accruals) to present fairly the financial position at September 30, 2001, the results of its operations for the nine months ended September 30, 2001 and the cash flow for the period ended September 30, 2001. Certain information and footnote disclosures normally included in financial statements that would have been prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although management of the Company believes that the disclosures in these financial statements are adequate to make the information presented therein not misleading. It is suggested that these condensed financial statements and notes thereto be read in conjunction with the financial statements and the notes thereto included in the Company's December 31, 2000 and 1999 audited financial statements which are also contained in this filing.

The results of operations for the nine months ended September 30, 2001 are not necessarily indicative of the results of operations to be expected for the calendar year ending December 31, 2001.

(2)  Interim Period Cost of Goods Sold

Interim period cost of goods sold is calculated using the perpetual inventory record. The Company reports any significant adjustments that result from reconciling the perpetual inventory record to periodic and annual physical inventory observations.

(3)  Going Concern

The accompanying financial statements have bee prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as going concern. However, the Company sustained losses during 2000 of $501,893 and $391,069 for the first 9 months of fiscal 2001. In addition the Company had working capital deficits of $1,360,500 as of December 31, 2000 and $1,672,135 as of September 31, 2001. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. The Company's continuation as a going concern is dependent upon its ability to obtain the additional financing necessary to complete development of new products and achieve the level of sales that will enable it to sustain its operations.

The Company is seeking to enter into a strategic acquisition with a publicly held company and anticipates more financing from equity sources to fund its operations. No assurance can be given that the Company will be successful in these efforts


                                     - F31 -

(4)  Subsequent Event

The Company reached an agreement with Pen  InterConnect,  Inc.  (trading symbol,
PENC), a publicly traded corporation on the NASDAQ Over the Counter Bulletin Board ("OTCBB"). Under the agreement, which is effective October 1, 2001, the Company will exchange all of its shares for sixty-seven percent (67%) of PENC"S outstanding common shares.

The number of shares the Company receives will be adjusted if the average closing price of the PENC common stock, in the aggregate, for the 60 days after the close of the transaction, falls below $10,000,000. The agreement calls for certain of the Company's debt holders to convert their outstanding notes to a new class of preferred stock within 120 days after the close of the transaction.

As part of the transaction, the Company borrowed $461,000 from Pen Interconnect through September 30, 2001.

Effective October 1, 2001 PENC and The Automatic Answer, Inc. merged and PENC name was changed to the Amanda Company, Inc. The new trading symbol for the merged companies is AMND.



                                     - F32 -